Exhibit 99

Contact:	Kenneth R. Bowling
Executive Vice President, Chief Financial Officer
and Treasurer
(336) 881-5630

CULP, INC. ANNOUNCES INVESTMENTS AND ENHANCEMENTS

TO GLOBAL CUT AND SEW MATTRESS COVER PLATFORM

UPDATES EXPECTATIONS FOR THIRD QUARTER FISCAL 2021

HIGH POINT, N.C. (February 2, 2021) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today announced that, in response to the growing demand for sewn mattress covers and transforming market dynamics, the company has made strategic investments and enhancements to its global cut and sew mattress cover platform. CULP has reached an agreement to purchase the remaining fifty percent ownership interest in its unconsolidated joint venture, which produces cut and sew mattress covers in Haiti.  Pursuant to this transaction, CULP will now be the sole owner with full control over the Haiti operations.  The company has also entered into a supply agreement with its previous joint venture partner.

CULP commenced production in Haiti during the second quarter of fiscal 2018, with a reactive platform that complements the company’s mattress fabrics business with a near-sourced, competitive cost operation.  Since the initial 80,000 square foot facility was established, CULP has made investments in additional facilities, recently adding another 40,000 square feet for additional capacity to produce and distribute sewn mattress covers.

Commenting on the announcement, Sandy Brown, president of Culp Home Fashions, the company’s mattress fabrics division, stated, “We are excited to gain full ownership of the Haiti operation, which furthers our ability to effectively manage our global cut and sew platform.  With our recent investments in Haiti, we have expanded our capacity and improved our ability to meet growing customer demand. We continue to see favorable growth trends in our sewn mattress cover business, with current and expected demand exceeding pre-COVID-19 levels. This demand is primarily driven by the ongoing growth in the boxed bedding space, and we continue to work collaboratively with new and existing customers to develop fresh, innovative products.  Through our production and sourcing capabilities in the U.S., Asia, and Haiti, we have a flexible, scalable global platform that provides us with a strong competitive advantage.  Additionally, our recent investments in our digital and IT competencies support our front-end design capabilities and speed to market from fabric to cover.  Above all, we are focused on product innovation and creative designs, backed by exceptional service, and we look forward to the global opportunities ahead for CULP’s mattress fabrics and sewn covers.”

Iv Culp, president and chief executive officer of Culp, Inc., added, “We are very pleased with our Haiti operation, which has proven to be an ideal location for our growing sewn mattress cover business.  Through our strategic investments, we have demonstrated our ability to improve our operating efficiencies, and we believe there are additional opportunities within CULP to leverage the production capacity and distribution capabilities from Haiti.

“We are also updating our financial outlook for the third quarter of fiscal 2021.  Our business during the quarter has been better than expected in both divisions, and we are especially pleased with the performance of our upholstery fabrics division against previous expectations.  As a result, we are now projecting meaningfully improved sales and operating income for both divisions for the quarter, as compared to the third quarter of last year.”

The company expects to report its complete financial and operating results for the third quarter of fiscal 2021 in early March.

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Culp Announces Investments and Enhancements to Global Cut and Sew Mattress Cover Platform

February 1, 2021

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has operations located in the United States, Canada, China and Haiti.

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

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